Exhibit 10.11

English Translation

Property Lease Cooperation Agreement

Party A (Lessor): Zhejiang Hailiang Education Group Ltd.

Party B (Lessee): Zhuji Private High School

Party C (Guarantor): Hailiang Group Co., Ltd.

Party D (Guarantor): Hailiang Feng

Through friendly consultations based on the principles of voluntariness, equality, mutual benefits, and with consideration, the Parties have reached the following agreement and entered into this Property Lease Cooperation Agreement:

1.	Leased Premises

Party A intends to lease out to Party B the buildings, lands, sites and other premises in Hailiang Education Park located at West Three Ring, Taozhu Street, Zhuji City (the “Property”, the gross floor area of which is subject to the Property Lease Contract to be duly executed by Party A and Party B).

2.	Lease Price

The amount of rent for the Property shall be subject to the Property Lease Contract to be duly executed by Party A and Party B. The rent shall be settled on a school year basis, and the rent for the current school year shall be paid before June 30 of each year.

3.	Lease Term

The lease term of the Property shall be subject to the Property Lease Contract to be duly executed by Party A and Party B.

4.	Lease Purpose

Party B has had a full knowledge about the aforesaid Property, and is willing to lease such Property to be used as a school.

5.	Covenants between Party A and Party B

(1). Party B entered into three Decoration and Renovation Construction Contracts with Heng Zhong Da Construction Limited Company on November 13, 2014, under which the commencement dates are November 13, 2014 and the completion dates are June 30, 2015. The contents of the projects are set out as follows:

(a) the decoration project for the sports stadiums in Hailiang Education Park, with a provisional amount of RMB12,320,000 (to be settled according to the factual amount after completion);

(b) the decoration project for the parent reception center and the school infirmary in Hailiang Education Park, with a provisional amount of RMB55,750,000 (to be settled according to the factual amount after completion);

(c) the project of interior decoration of students’ dormitories, the decoration of teaching buildings, canteens and administrative complex buildings, with a provisional amount of RMB223,660,000 (to be settled according to the factual amount after completion).

Party A agrees that Party B can carry out the aforesaid decoration and renovation projects for the relevant properties in the education park and other subsequent decoration and renovation projects in the name of Party B.

(2). Party A and Party B shall duly execute the Property Lease Contract on the date when the following conditions are satisfied:

(a) Party A has obtained the ownership of the buildings on the Property;

(b) Party B has completed the decoration and renovation work and satisfied the relevant teaching conditions (no longer than [12] months since the commencement date of the decoration and renovation projects, i.e. November 12, 2015).

6.	Undertakings and Warranties

(1). Party A undertakes that if Party B fails to lease the Property or Party A and Party B fail to duly execute the Property Lease Contract before November 12, 2015 for reasons not attributable to Party B, Party A is willing to fully compensate Party B for all the costs and expenses spent on the decoration and renovation of the Property.

(2). Party C undertakes that if Party B fails to lease the Property or Party A and Party B fail to duly execute the Property Lease Contract before November 12, 2015 for reasons not attributable to Party B, and Party A breaches agreement by failing to fully compensate Party B for all the costs and expenses spent on the decoration and renovation of the Property, Party C is willing to assume irrevocable joint and several guarantee liabilities for compensation.

(3). Party D undertakes that if Party B fails to lease the Property or Party A and Party B fail to duly execute the Property Lease Contract before November 12, 2015 for reasons not attributable to Party B, and Party A breaches agreement by failing to fully compensate Party B for all the costs and expenses spent on the decoration and renovation of the Property, Party D is willing to assume irrevocable joint and several guarantee liabilities for compensation.

7.	Effectiveness

(1). This Agreement is made in quadruplicate, with Party A, Party B, Party C and Party D each holding one copy, and shall take effect immediately upon execution by the Parties.

(2). This Agreement shall lapse upon due execution of the Property Lease Contract.

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(This page does not contain main text. This is the signature page to the Property Lease Cooperation Agreement among Zhejiang Hailiang Education Group Ltd., Zhuji Private High School, Hailiang Group Co., Ltd. and Hailiang Feng)

Party A: Zhejiang Hailiang Education Group Ltd. (Seal) Seal of Zhejiang Hailiang Education Group Ltd. Affixed

Party B: Zhuji Private High School (Seal) Seal of Zhuji Private High School Affixed

Party C: Hailiang Group Co., Ltd. (Seal) Seal of Hailiang Group Co., Ltd. Affixed

Party D: Hailiang Feng (Signature) /s/ Feng Hailiang

November 13, 2014

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